SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 19, 2003

                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            Nevada                       0-11550                  36-3207413
(State or Other Jurisdiction     (Commission file Number)       (IRS Employer
       of Incorporation)                                     Identification No.)

99 Wood Avenue South, Suite 311, Iselin, New Jersey                  08830
      (Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code (732) 452-9556

Item 5. Other Events

On December 19, 2003, Pharmos Corporation ("Pharmos") issued a press release announcing the closing of its previously announced public offering. Pharmos sold 10,500,000 common shares at a price of $2.75 per share. The stock was offered in a firm commitment underwriting pursuant to an existing shelf registration statement. C.E. Unterberg, Towbin and Harris Nesbitt Gerard acted as underwriters for the offering.

The net proceeds of this offering to Pharmos were approximately $27 million. Pharmos intends to use such net proceeds for general corporate purposes, research and product development activities (potentially including the acquisition of new technologies), conducting preclinical studies and clinical trials, and for the equipping of facilities.

A copy of Pharmos' press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)

Exhibits.

1.1 Underwriting Agreement, dated December 16, 2003, between Pharmos Corporation and C.E. Unterberg, Towbin and Harris Nesbitt Corp., as Representatives of the several Underwriters.

99.1  Press Release dated December 19, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of December, 2003.

                                        PHARMOS CORPORATION


                                        By: /s/ Robert W. Cook
                                            --------------------------------
                                            Name:  Robert W. Cook
                                            Title: Executive Vice President,
                                                   Chief Financial Officer